Exhibit 99.1

Contact:

John Mills, Partner

ICR, Inc.

646-277-1254

ir@nutrisystem.com

John.Mills@Icrinc.com

NUTRISYSTEM ANNOUNCES FOURTH QUARTER AND FULL YEAR 2018 FINANCIAL RESULTS

Company Initiates 2019 Guidance

Fort Washington, PA—February 19, 2019— Nutrisystem, Inc. (Nasdaq: NTRI), a leading provider of health and wellness and weight management products and services including Nutrisystem®, South Beach Diet®, and DNA Body Blueprint™ brands, today reported financial results for the fourth quarter and full year ended December 31, 2018.

Dawn Zier, President and Chief Executive Officer, stated, “Our fourth quarter and full year 2018 financial results are consistent with our preliminary results released on January 28, 2019.”

Ms. Zier added, “We’re pleased with our new programs for 2019 -- Nutrisystem FreshStart, which offers the best balance between structure and flexibility, and our new keto-friendly South Beach Diet program, both of which reflect evolving consumer trends. We continue to focus on the near and long-term growth of our brands and are excited about the planned combination of our company with Tivity Health. We strongly believe our companies are highly complementary and that Tivity Health’s expertise in fitness and deep relationships in healthcare, combined with our nutrition and consumer engagement and marketing expertise, can change the paradigm for health and wellness and provide significant growth opportunities in the coming years.”

The following are key financial highlights for the period. These results include the impact of certain transaction costs that were incurred in 2018. Reconciliations of certain GAAP to non-GAAP measures are provided later in this press release.

Full Year 2018 Compared to Full Year 2017

•	Revenue was $691.0 million compared to $697.0 million.
•	Gross margin was 52.9% compared to 53.9%.
•

Net income was $58.6 million (including approximately $3.6 million of certain after-tax transaction expenses and $1.1 million of additional tax expense due to additional analysis of and changes to interpretations of the tax reform act) compared to $57.9 million.

•

Diluted income per common share was $1.95 (including approximately $0.12 of certain after-tax transaction expenses and $0.04 of additional tax expense due to additional analysis of and changes to interpretations of the tax reform act) compared to $1.90.

•	Adjusted EBITDA was $104.1 million compared to $109.4 million.
•	In 2018, the Company returned $30 million in cash to stockholders via dividends.
•	The Company repurchased $26 million of common stock in 2018.
•	Cash, cash equivalents and short-term investments are $81.3 million compared to $72.2 million.

Fourth Quarter 2018 Compared to Fourth Quarter 2017

•	Revenue was $129.5 million compared to $131.2 million.
•	Gross margin was 52.0% compared to 53.1%.
•

Net income was $13.7 million (including approximately $3.4 million of certain after-tax transaction expenses and $1.1 million of additional tax expense due to additional analysis of and changes to interpretations of the tax reform act) compared to $10.9 million.

•

Diluted income per common share was $0.46 (including approximately $0.12 of certain after-tax transaction expenses and $0.03 of additional tax expense due to additional analysis of and changes to interpretations of the tax reform act) compared to $0.36.

•	Adjusted EBITDA was $28.4 million compared to $23.7 million.

Full Year 2019 and First Quarter 2019 Guidance

The Company’s first quarter and full year 2019 selective guidance is outlined below.

•

Full year 2019 revenue is expected to be in the range of $682 to $702 million and adjusted EBITDA between $100 and $110 million. Non-cash compensation is expected to approximate $10 million and capital expenditures are expected to approximate $14 million.  Finally, free cash flow (defined as cash flows from operations less capital expenditures) is expected to be $65-$75 million for the year.

•

First quarter 2019 revenue is expected to represent approximately 28% of the full year 2019 revenue, and adjusted EBITDA is expected to represent approximately 5-6% of the full year 2019 adjusted EBITDA.

Conference Call and Webcast

Nutrisystem management will participate in Tivity Health’s conference call to discuss this release today at 5:00 p.m. Eastern Time.  Investors will have the opportunity to listen to the conference call live by dialing 866-393-4306 or 734-385-2616 for international callers and referencing code 6390017 or over the Internet by going to www.tivityhealth.com and clicking "Investors" at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 855-859-2056 or 404-537-3406 for international callers, code 6390017, and the replay will also be available on the Company's website for the next 12 months.

Non-GAAP Financial Measures

Within this press release, the Company makes reference to a non-GAAP financial measure (adjusted EBITDA) which has a directly comparable GAAP financial measure (net income). EBITDA is defined as net income excluding interest, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding non-cash employee compensation expense and certain transaction costs. The Company excludes non-cash employee compensation expense because it is a non-cash expense that is not reflective of the ongoing cash expense of the Company. The Company excludes the other costs as they are not reflective of the ongoing operations of the Company. Adjusted EBITDA is provided so that investors have the same financial data that management uses to assess the Company’s operating results with the belief that it will assist the investment community in properly assessing the ongoing performance of the Company for the periods being reported and future periods. The presentation of this additional information is not meant to be considered a substitute for measures prepared in accordance with GAAP.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical, such as first quarter and full year 2019 guidance, and the Company’s financial and operational outlook, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, risks relating to cybersecurity breaches, risks that consumer spending may decline or that U.S. and global macroeconomic conditions may worsen resulting in reduced demand for the Company’s products, risks relating to changes in consumer preferences away from the Company’s food offerings including its pre-packaged foods, risks relating to the effectiveness and efficiency of the Company’s advertising campaigns and marketing expenditures, including existing brands and the launch of new brands, which may not result in increased revenue or generate sufficient levels of brand name and program awareness, risks if the Company is unable to obtain sufficient quantities, quality and variety of food products in a timely and low-cost manner from its food vendors, risks of exposure to product liability claims if the use of the Company’s products results in illness or injury, risks if the Company becomes subject to health or advertising related claims from its customers, competitors or governmental and regulatory bodies, and risks relating to increased competition from other weight management product and service providers. These risks and uncertainties also include, among other things: the timing and likelihood of, and any conditions or requirements imposed in connection with, obtaining required stockholder or regulatory approval of the Company’s proposed transaction with Tivity Health; the possibility that the closing conditions to the proposed transaction may not be satisfied or waived; delay in closing the proposed transaction or the possibility of non-consummation of the proposed transaction; the risk that expected benefits, synergies and growth opportunities of the proposed transaction may not be achieved in a timely manner or at all, including that the proposed transaction may not be accretive within the expected timeframe or to the extent anticipated; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; the risk that Tivity Health and Nutrisystem will be unable to retain or hire key personnel; the ability to successfully integrate Nutrisystem’s business with Tivity Health following the closing; the risk that the significant indebtedness incurred to fund the purchase price may limit Tivity Health’s ability to adapt to changes in the economy or market conditions, expose the company to interest rate risk for the variable rate indebtedness and require a substantial portion of cash flows from operations to be dedicated to the repayment of indebtedness; and the risk that disruption from the proposed transaction may adversely affect Tivity Health’s and Nutrisystem’s respective businesses and relationships with customers, vendors or employees. For further details and a discussion of these risks and uncertainties, see the Company's periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the results of any revisions to the forward-looking statements made in this press release.

About Nutrisystem, Inc.

Nutrisystem, Inc. (Nasdaq: NTRI) is a leading provider of health and wellness and weight management products and services and has helped millions of people lose weight over the course of more than 45 years. The Company’s multi-brand approach to weight loss includes multiple plans for 2019. For more information, go to NutrisystemNews.com and Newsroom.SouthBeachDiet.com.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Company’s proposed transaction with Tivity Health, on January 14, 2019, Tivity Health filed with the SEC an amendment to the registration statement on Form S-4 that was originally filed on January 7, 2019 (the “registration statement”), which includes a proxy statement of Nutrisystem and that also constitutes a prospectus of Tivity Health (the “proxy statement/prospectus”) in preliminary form. The registration statement became effective on February 3, 2019, and on February 4, 2019, Nutrisystem commenced mailing of the definitive proxy statement/prospectus to its stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT INFORMATION FILED AND TO BE FILED WITH THE SEC, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT TIVITY HEALTH, NUTRISYSTEM AND THE PROPOSED TRANSACTION. The registration statement and other documents filed by Tivity Health with the SEC may be obtained free of charge at Tivity Health’s website at http://www.tivityhealth.com or at the SEC’s website at http://www.sec.gov.  These documents may also be obtained free of charge from Tivity Health by requesting them by mail at Tivity Health, Inc., 701 Cool Springs Boulevard, Franklin, Tennessee 37067, Attention: Investor Relations, or by telephone at (615) 614-4576. The proxy statement/prospectus and other documents filed by Nutrisystem with the SEC may be obtained free of charge at Nutrisystem’s website at http://www.nutrisystem.com or at the SEC’s website at http://www.sec.gov. These documents may also be obtained free of charge from Nutrisystem by requesting them by mail at Nutrisystem, Inc., 600 Office Center Drive, Fort Washington, Pennsylvania 19034, Attention: Investor Relations, or by telephone at (646) 277-1254.

PARTICIPANTS IN SOLICITATION

Tivity Health and Nutrisystem and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information about Tivity Health’s directors and executive officers is available in Tivity Health’s proxy statement for Tivity Health’s 2018 annual meeting of stockholders filed with the SEC on April 13, 2018 on Schedule 14A. Information about Nutrisystem’s directors and executive officers is available in Nutrisystem’s proxy statement for Nutrisystem’s 2018 annual meeting of stockholders filed with the SEC on March 26, 2018 on Schedule 14A.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive proxy statement/prospectus and that will be contained in other relevant materials to be filed with the SEC regarding the transaction when they become available.  Investors should read the definitive proxy statement/prospectus carefully before making any voting or investment decisions.  You may obtain free copies of these documents from Tivity Health or Nutrisystem as indicated above.

NO OFFER OR SOLICITATION

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
REVENUE	$129,543	$131,237	$691,039	$696,957

COSTS AND EXPENSES:
Cost of revenue	62,203	61,526	325,235	321,210
Marketing	27,022	30,364	203,189	198,949
Selling, general and administrative	18,110	18,685	72,717	78,305
Depreciation and amortization	4,344	3,761	15,875	15,082
Total costs and expenses	111,679	114,336	617,016	613,546
Operating income	17,864	16,901	74,023	83,411
INTEREST INCOME, net	(340)	(45)	(852)	(119)
Income before income tax expense	18,204	16,946	74,875	83,530
INCOME TAX EXPENSE	4,544	6,020	16,282	25,658
Net income	$13,660	$10,926	$58,593	$57,872
BASIC INCOME PER COMMON SHARE	$0.46	$0.36	$1.98	$1.93
DILUTED INCOME PER COMMON SHARE	$0.46	$0.36	$1.95	$1.90
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	29,188	29,766	29,396	29,706
Diluted	29,612	30,272	29,750	30,191
DIVIDENDS DECLARED PER COMMON SHARE	$0.250	$0.175	$1.000	$0.700

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except par value amounts)

	December 31,
	2018	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$22,241	$24,654
Short term investments	59,083	47,568
Receivables	16,640	17,871
Inventories	47,755	44,266
Prepaid income taxes	2,942	6,441
Prepaid expenses and other current assets	12,180	11,758
Total current assets	160,841	152,558
FIXED ASSETS, net	28,129	31,549
INTANGIBLE ASSETS, net	12,084	13,084
DEFERRED INCOME TAXES	2,039	3,202
OTHER ASSETS	1,144	1,150
Total assets	$204,237	$201,543

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$36,373	$34,816
Accrued payroll and related benefits	4,980	15,229
Deferred revenue	8,407	7,991
Other accrued expenses and current liabilities	5,636	6,068
Total current liabilities	55,396	64,104
NON-CURRENT LIABILITIES	2,325	1,636
Total liabilities	57,721	65,740

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value (5,000 shares authorized, no shares issued and outstanding)	0	0
Common stock, $.001 par value (100,000 shares authorized; shares issued – 31,159 at December 31, 2018 and 30,729 at December 31, 2017)	31	31
Additional paid-in capital	81,488	69,245
Treasury stock, at cost, 1,627 shares at December 31, 2018 and 679 shares at December 31, 2017	(47,583)	(16,359)
Retained earnings	112,611	83,035
Accumulated other comprehensive loss	(31)	(149)
Total stockholders’ equity	146,516	135,803
Total liabilities and stockholders’ equity	$204,237	$201,543

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Year Ended December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$58,593	$57,872
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,875	15,082
Share–based compensation expense	10,304	10,923
Deferred income tax expense	869	3,775
Other charges	42	34
Changes in operating assets and liabilities:
Receivables	1,231	(311)
Inventories	(3,489)	(5,762)
Prepaid expenses and other assets	(286)	(1,895)
Accounts payable	1,609	1,916
Accrued payroll and related benefits	(10,249)	4,878
Deferred revenue	1,753	509
Income taxes	3,429	(6,643)
Other accrued expenses and liabilities	231	(631)
Net cash provided by operating activities	79,912	79,747
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(26,652)	(38,479)
Proceeds from the sale and maturity of short-term investments	15,245	14,571
Capital additions	(11,481)	(13,408)
Net cash used in investing activities	(22,888)	(37,316)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options	1,939	4,266
Employee tax withholdings related to the vesting of equity awards	(4,920)	(4,545)
Repurchase of common shares for treasury	(26,304)	(3,485)
Repurchase and retirement of common shares	0	(2,285)
Payment of dividends	(30,152)	(21,351)
Net cash used in financing activities	(59,437)	(27,400)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(2,413)	15,031
CASH AND CASH EQUIVALENTS, beginning of year	24,654	9,623
CASH AND CASH EQUIVALENTS, end of year	$22,241	$24,654

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Net income	$13,660	$10,926	$58,593	$57,872
Interest income, net	(340)	(45)	(852)	(119)
Income tax expense	4,544	6,020	16,282	25,658
Depreciation and amortization	4,344	3,761	15,875	15,082
EBITDA	22,208	20,662	89,898	98,493
Non-cash employee compensation expense	2,549	3,024	10,304	10,923
Transaction costs related to merger	2,795	0	2,795	0
Transaction costs related to stockholder
cooperation agreement	870	0	1,143	0
Adjusted EBITDA	$28,422	$23,686	$104,140	$109,416